CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 31, 2023, and each included in this Post-Effective Amendment No. 52 on the Registration Statement (Form N-1A, File No. 333-57791) of The Select Sector SPDR Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 23, 2022, with respect to The Select Sector SPDR Trust (comprising The Communication Services Select Sector SPDR Fund, The Consumer Discretionary Select Sector SPDR Fund, The Consumer Staples Select Sector SPDR Fund, The Energy Select Sector SPDR Fund , The Financial Select Sector SPDR Fund, The Health Care Select Sector SPDR Fund, The Industrial Select Sector SPDR Fund, The Materials Select Sector SPDR Fund , The Real Estate Select Sector SPDR Fund, The Technology Select Sector SPDR Fund and The Utilities Select Sector SPDR Fund (the “Funds”) (eleven of the funds constituting The Select Sector SPDR Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

January 26, 2023